Exhibit 21.1


                                             Jurisdiction of      Percentage
                                              Incorporation          Owned
                                              -------------          -----

Datatec Industries, Inc.                       New Jersey            98.5%

HH Communications, Inc.                         Illinois             100%

Computer-Aided Software Integration             Delaware              80%

Signatel, Ltd.                                   Canada              100%